Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

FIRST QUARTER FISCAL 2017 OPERATING RESULTS

Uncasville, Connecticut, February 1, 2017 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today the operating results for its first fiscal quarter ended December 31, 2016.

“We were encouraged by the strong gaming and non-gaming volumes underlying our business fundamentals at our flagship property Mohegan Sun during the quarter, which were driven by the opening of the new Earth Hotel tower and the property’s 20th anniversary celebration,” said Robert J. Soper, President and Chief Executive Officer of the Authority. “Mohegan Sun’s profitability in the quarter was impacted by lower than expected table game hold percentage, but after adjusting for this, profit would have grown year-over-year. Looking forward, table game hold percentage has reverted to normal, business volumes look solid and we are only months away from the grand opening of ilani Casino Resort outside of Portland, Oregon.”

Consolidated operating results for the first quarter ended December 31, 2016 (unaudited):

•	Net revenues of $331.0 million, relatively flat compared to the first quarter of fiscal 2016

•	Gaming revenues of $285.1 million, a 2.5% decrease from the first quarter of fiscal 2016

•	Gross slot revenues of $197.8 million, relatively flat compared to the first quarter of fiscal 2016

•	Table game revenues of $87.8 million, a 6.0% decrease from the first quarter of fiscal 2016

•	Non-gaming revenues of $72.2 million, an 11.4% increase over the first quarter of fiscal 2016

•	Adjusted EBITDA, a non-GAAP measure described below, of $69.1 million, a 17.3% decrease from the first quarter of fiscal 2016

•	Income from operations of $49.4 million, a 29.5% decrease from the first quarter of fiscal 2016

•	Net loss attributable to the Authority of $51.6 million compared to net income attributable to the Authority of $31.9 million in the first quarter of fiscal 2016

Lower than expected table game revenues driven by lower table game hold percentage in Connecticut was the primary contributor to the year-over-year declines in Adjusted EBITDA and income from operations. Decreased slot revenues at Mohegan Sun Pocono, along with higher Corporate expenses, also contributed to the year-over-year declines in Adjusted EBITDA and income from operations. These results were partially offset by higher non-gaming revenues in both Connecticut and Pennsylvania. Net loss attributable to the Authority resulted from a $73.8 million loss on modification and early extinguishment of debt in connection with our October 2016 refinancing transactions, combined with the decline in income from operations.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2016	December 31, 2015	Variance	Percentage Variance
Adjusted EBITDA	$65,174	$75,096	$(9,922)	(13.2%)
Income from operations	$49,349	$59,054	$(9,705)	(16.4%)
Operating costs and expenses	$209,854	$196,029	$13,825	7.1%
Net revenues	$259,203	$255,083	$4,120	1.6%
Gaming revenues	$222,180	$224,570	$(2,390)	(1.1%)
Non-gaming revenues	$58,084	$49,147	$8,937	18.2%

Despite strong gaming and non-gaming volumes, Mohegan Sun experienced declines in Adjusted EBITDA and income from operations primarily resulting from lower table game revenues driven by a significant decrease in year-over-year hold percentage. Table game hold at Mohegan Sun decreased 280 basis points to 15.0% for the quarter ended December 31, 2016 from 17.8% in the first quarter of fiscal 2016. We estimate that the decline in year-over-year table game hold percentage negatively impacted table game revenues by approximately $14.0 million. Operating results for the quarter also reflected higher entertainment and other promotional expenses associated with Mohegan Sun’s 20th anniversary festivities during the month of October 2016, though these results were partially offset by higher slot and non-gaming revenues driven by strong overall business activity. Business volumes during the quarter also benefited from additional hotel room capacity following the opening of our new 400-room Earth Hotel on November 10, 2016. Adjusted EBITDA margin declined to 25.1% for the quarter ended December 31, 2016 from 29.4% in the first quarter of fiscal 2016.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2016	December 31, 2015	Variance	Percentage Variance
Slots:
Handle	$1,795,730	$1,765,802	$29,928	1.7%
Gross revenues	$148,181	$142,947	$5,234	3.7%
Net revenues	$141,935	$138,402	$3,533	2.6%
Free promotional slot plays (1)	$14,566	$14,760	$(194)	(1.3%)
Weighted average number of machines (in units)	5,096	5,146	(50)	(1.0%)
Hold percentage (gross)	8.3%	8.1%	0.2%	2.5%
Win per unit per day (gross) (in dollars)	$316	$302	$14	4.6%

Table games:
Drop	$515,285	$464,860	$50,425	10.8%
Revenues	$77,198	$82,820	$(5,622)	(6.8%)
Weighted average number of games (in units)	273	267	6	2.2%
Hold percentage (2)	15.0%	17.8%	(2.8%)	(15.7%)
Win per unit per day (in dollars)	$3,072	$3,370	$(298)	(8.8%)

Poker:
Revenues	$2,167	$2,417	$(250)	(10.3%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$561	$625	$(64)	(10.2%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2016	December 31, 2015	Variance	Percentage Variance
Food and beverage:
Revenues	$16,123	$14,994	$1,129	7.5%
Meals served	696	651	45	6.9%
Average price per meal served (in dollars)	$16.36	$16.54	$(0.18)	(1.1%)

Hotel (1):
Revenues	$13,342	$10,981	$2,361	21.5%
Rooms occupied	122	106	16	15.1%
Occupancy rate	96.4%	98.2%	(1.8%)	(1.8%)
Average daily room rate (in dollars)	$105	$96	$9	9.4%
Revenue per available room (in dollars)	$102	$94	$8	8.5%

Retail, entertainment and other:
Revenues	$28,619	$23,172	$5,447	23.5%
Arena events (in events)	30	26	4	15.4%
Arena tickets	209	150	59	39.3%
Average price per Arena ticket (in dollars)	$58.70	$49.94	$8.76	17.5%

(1)	The new 400-room Earth Hotel opened on November 10, 2016.

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2016 (1)	December 31, 2015	Variance	Percentage Variance
Adjusted EBITDA	$10,959	$12,046	$(1,087)	(9.0%)
Income from operations	$7,910	$9,006	$(1,096)	(12.2%)
Operating costs and expenses	$60,508	$64,018	$(3,510)	(5.5%)
Net revenues	$68,418	$73,024	$(4,606)	(6.3%)
Gaming revenues	$62,895	$67,827	$(4,932)	(7.3%)
Non-gaming revenues	$10,721	$10,574	$147	1.4%

(1)	Includes the operations of Downs Lodging, LLC, which was merged out of existence into Mohegan Sun Pocono.

The declines in Adjusted EBITDA and income from operations primarily resulted from a decrease in slot revenues driven by lower year-over-year slot volumes and hold percentage. The reduction in operating costs and expenses primarily reflected lower slot taxes commensurate with the decline in slot revenues. Adjusted EBITDA margin decreased slightly to 16.0% for the quarter ended December 31, 2016 from 16.5% in the first quarter of fiscal 2016.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2016	December 31, 2015	Variance	Percentage Variance
Slots:
Handle	$617,579	$666,840	$(49,261)	(7.4%)
Gross revenues	$49,645	$54,554	$(4,909)	(9.0%)
Net revenues	$49,636	$54,460	$(4,824)	(8.9%)
Free promotional slot plays (1)	$10,600	$11,659	$(1,059)	(9.1%)
Weighted average number of machines (in units)	2,244	2,329	(85)	(3.6%)
Hold percentage (gross)	8.0%	8.2%	(0.2%)	(2.4%)
Win per unit per day (gross) (in dollars)	$240	$254	$(14)	(5.5%)

Table games:
Drop	$51,245	$55,969	$(4,724)	(8.4%)
Revenues	$10,564	$10,509	$55	0.5%
Weighted average number of games (in units)	73	73	—	—
Hold percentage (2)	20.6%	18.8%	1.8%	9.6%
Win per unit per day (in dollars)	$1,573	$1,566	$7	0.4%

Poker:
Revenues	$678	$725	$(47)	(6.5%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$409	$438	$(29)	(6.6%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2016	December 31, 2015	Variance	Percentage Variance
Food and beverage:
Revenues	$6,933	$7,023	$(90)	(1.3%)
Meals served	144	158	(14)	(8.9%)
Average price per meal served (in dollars)	$22.50	$19.78	$2.72	13.8%

Hotel:
Revenues	$1,361	$1,356	$5	0.4%
Rooms occupied	20	21	(1)	(4.8%)
Occupancy rate	92.5%	96.0%	(3.5%)	(3.6%)
Average daily room rate (in dollars)	$64	$60	$4	6.7%
Revenue per available room (in dollars)	$59	$58	$1	1.7%

Retail, entertainment and other:
Revenues	$2,427	$2,195	$232	10.6%

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2016 (1)	December 31, 2015	Variance	Percentage Variance
Adjusted EBITDA	$(6,990)	$(3,497)	$(3,493)	(99.9%)
Income (loss) from operations	$(7,839)	$2,016	$(9,855)	N.M.
Operating costs and expenses	$11,270	$4,336	$6,934	159.9%
Net revenues	$3,431	$6,352	$(2,921)	(46.0%)

(1)	Excludes the operations of Downs Lodging, LLC, which was merged out of existence into Mohegan Sun Pocono.

N.M. - Not Meaningful.

The year-over-year declines in Adjusted EBITDA and income from operations were principally driven by several one-time benefits in the prior year quarter, including a reduction in the reserve against reimbursable costs and expenses advanced by us to the Cowlitz Project and a one-time “catch up” on development fees earned on the Cowlitz Project, both of which were recorded in the first quarter of fiscal 2016 following the completion of the project’s financing.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Net Revenues For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Adjusted EBITDA For the Three Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Mohegan Sun	$259,203	$255,083	$49,349	$59,054	$65,174	$75,096
Mohegan Sun Pocono	68,418	73,024	7,910	9,006	10,959	12,046
Corporate	3,431	6,352	(7,839)	2,016	(6,990)	(3,497)
Inter-segment revenues	(60)	(1,273)	—	—	—	—

Total	$330,992	$333,186	$49,420	$70,076	$69,143	$83,645

Other Information

October 2016 Refinancing Transactions

On October 14, 2016, the Authority completed a comprehensive refinancing of its outstanding indebtedness, including the repayment, repurchase and redemption of its then existing senior secured credit facilities, 2013 senior unsecured notes, 2015 senior unsecured notes and 2012 senior subordinated notes, with proceeds from a new $170.0 million senior secured revolving credit facility, a new $445.0 million senior secured term loan A facility, a new $785.0 million senior secured term loan B facility and $500.0 million in new senior notes. The Authority incurred a $73.8 million loss on modification and early extinguishment of debt in connection with these refinancing transactions. The Authority estimates that these refinancing transactions will yield annualized interest savings totaling approximately $16.5 million.

Liquidity

As of December 31, 2016, the Authority held cash and cash equivalents of $114.7 million compared to $83.7 million as of September 30, 2016. As of December 31, 2016, $99.0 million was drawn on the Authority’s $170.0 million revolving credit facility, while no amounts were drawn on the Authority’s $25.0 million line of credit. As of December 31, 2016, letters of credit issued under the revolving credit facility totaled $2.5 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the revolving credit facility, the Authority had approximately $68.5 million of borrowing capacity under its revolving credit facility and line of credit as of December 31, 2016.

Interest Expense

Interest expense decreased by $4.1 million, or 12.0%, to $30.0 million for the quarter ended December 31, 2016 compared to $34.1 million in the first quarter of fiscal 2016. The reduction in interest expense was attributable to lower weighted average interest rate driven by the Authority’s October 2016 refinancing transactions. Weighted average interest rate was 6.7% for the quarter ended December 31, 2016 compared to 7.8% in the first quarter of fiscal 2016. Weighted average outstanding debt was $1.79 billion for the quarter ended December 31, 2016 compared to $1.75 billion in the first quarter of fiscal 2016.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Three Months Ended December 31, 2016	Remaining Forecasted Fiscal Year 2017	Forecasted Fiscal Year 2017
Mohegan Sun:
Maintenance	$6.1	$28.9	$35.0
Development	0.8	0.1	0.9

Subtotal	6.9	29.0	35.9

Mohegan Sun Pocono:
Maintenance	1.3	6.0	7.3
Development	(0.1)	0.8	0.7

Subtotal	1.2	6.8	8.0

Corporate:
Maintenance	—	0.2	0.2
Development	—	0.7	0.7
Other	2.5	—	—

Subtotal	2.5	0.9	0.9

Total	$10.6	$36.7	$44.8

Distributions to the Tribe

Distributions to the Tribe totaled $12.0 million for the quarter ended December 31, 2016 compared to $10.6 million in the first quarter of fiscal 2016. Distributions to the Tribe are anticipated to total $60.0 million for fiscal 2017.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its first quarter fiscal 2017 operating results on Wednesday, February 1, 2017 at 11:00 a.m. (Eastern Standard Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 85028366

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Wednesday, February 1, 2017. This replay will run through February 15, 2017.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 85028366

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 595-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on an approximately 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space, the 1,200-room luxury Sky Hotel Tower and the 400-room Earth Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the Three Months Ended December 31, 2016	For the Three Months Ended December 31, 2015
Revenues:
Gaming	$285,075	$292,397
Food and beverage	23,056	22,017
Hotel	14,703	12,337
Retail, entertainment and other	34,465	30,469

Gross revenues	357,299	357,220
Less - Promotional allowances	(26,307)	(24,034)

Net revenues	330,992	333,186

Operating costs and expenses:
Gaming	169,382	166,993
Food and beverage	10,329	10,324
Hotel	6,203	3,816
Retail, entertainment and other	15,387	9,489
Advertising, general and administrative	50,396	49,376
Corporate	11,188	4,012
Depreciation and amortization	18,212	19,128
(Gain) loss on disposition of assets	20	(28)
Pre-opening	455	—

Total operating costs and expenses	281,572	263,110

Income from operations	49,420	70,076

Other income (expense):
Interest income	2,900	2,130
Interest expense	(30,035)	(34,147)
Loss on modification and early extinguishment of debt	(73,796)	(207)
Loss from unconsolidated affiliates	(731)	(393)
Other income (expense), net	1	(9)

Total other expense	(101,661)	(32,626)

Net income (loss)	(52,241)	37,450
(Income) loss attributable to non-controlling interests	619	(5,531)

Net income (loss) attributable to Mohegan Tribal Gaming Authority	$(51,622)	$31,919

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended
	December 31, 2016	December 31, 2015
Operating Results:
Gross revenues	$357,299	$357,220
Net revenues	$330,992	$333,186
Income from operations	$49,420	$70,076

Other Data:
Adjusted EBITDA	$69,143	$83,645
Capital expenditures	$10,647	$7,547
Cash interest paid	$10,244	$21,177
Distributions to the Tribe	$12,000	$10,600

	December 31, 2016	September 30, 2016
Balance Sheet Data:
Cash and cash equivalents	$114,746	$83,743
Capital leases	$—	$1,521
Long-term debt, including current portion	$1,771,553	$1,685,167

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended
	December 31, 2016	December 31, 2015
Operating results:
Gross revenues (in thousands)	$280,264	$273,717
Net revenues (in thousands)	$259,203	$255,083
Income from operations (in thousands)	$49,349	$59,054
Operating margin	19.0%	23.2%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$65,174	$75,096
Adjusted EBITDA margin	25.1%	29.4%

Capital expenditures (in thousands)	$6,894	$6,086

Weighted average number of units:
Slot machines	5,096	5,146
Table games	273	267
Poker tables	42	42

Win per unit per day:
Slot machines (gross)	$316	$302
Table games	$3,072	$3,370
Poker tables	$561	$625

Hold percentage:
Slot machines (gross)	8.3%	8.1%
Table games	15.0%	17.8%

Food and beverage statistics:
Meals served (in thousands)	696	651
Average price per meal served	$16.36	$16.54

Hotel statistics:
Rooms occupied (in thousands)	122	106
Occupancy rate	96.4%	98.2%
Average daily room rate	$105	$96
Revenue per available room	$102	$94

Entertainment statistics:
Arena events (in events)	30	26
Arena tickets (in thousands)	209	150
Average price per Arena ticket	$58.70	$49.95

MOHEGAN SUN POCONO

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended
	December 31, 2016	December 31, 2015
Operating results:
Gross revenues (in thousands)	$73,616	$78,401
Net revenues (in thousands)	$68,418	$73,024
Income from operations (in thousands)	$7,910	$9,006
Operating margin	11.6%	12.3%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$10,959	$12,046
Adjusted EBITDA margin	16.0%	16.5%

Capital expenditures (in thousands)	$1,255	$1,374

Weighted average number of units:
Slot machines	2,244	2,329
Table games	73	73
Poker tables	18	18

Win per unit per day:
Slot machines (gross)	$240	$254
Table games	$1,573	$1,566
Poker tables	$409	$438

Hold percentage:
Slot machines (gross)	8.0%	8.2%
Table games	20.6%	18.8%

Food and beverage statistics:
Meals served (in thousands)	144	158
Average price per meal served	$22.50	$19.78

Hotel statistics:
Rooms occupied (in thousands)	20	21
Occupancy rate	92.5%	96.0%
Average daily room rate	$64	$60
Revenue per available room	$59	$58

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended
	December 31, 2016	December 31, 2015
Operating results:
Gross revenues (in thousands)	$3,479	$6,375
Net revenues (in thousands)	$3,431	$6,352
Income (loss) from operations (in thousands)	$(7,839)	$2,016

Adjusted EBITDA (in thousands)	$(6,990)	$(3,497)

Capital expenditures (in thousands)	$2,498	$87

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Net Income (Loss) to Adjusted EBITDA:

Reconciliations of net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands):

	For the Three Months Ended
	December 31, 2016	December 31, 2015
Net income (loss)	$(52,241)	$37,450
Other (income) expense, net	(1)	9
Loss from unconsolidated affiliates	731	393
Loss on modification and early extinguishment of debt	73,796	207
Interest expense	30,035	34,147
Interest income	(2,900)	(2,130)

Income from operations	49,420	70,076

Adjusted EBITDA attributable to non-controlling interests	1,036	(5,531)
Pre-opening	455	—
(Gain) loss on disposition of assets	20	(28)
Depreciation and amortization	18,212	19,128

Adjusted EBITDA	$69,143	$83,645

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended December 31, 2016
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Pre-Opening	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$49,349	$15,141	$20	$455	$209	$65,174
Mohegan Sun Pocono	7,910	3,049	—	—	—	10,959
Corporate	(7,839)	22	—	—	827	(6,990)

Total	$49,420	$18,212	$20	$455	$1,036	$69,143

	For the Three Months Ended December 31, 2015
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Pre-Opening	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$59,054	$15,835	$(39)	$—	$246	$75,096
Mohegan Sun Pocono	9,006	3,029	11	—	—	12,046
Corporate	2,016	264	—	—	(5,777)	(3,497)

Total	$70,076	$19,128	$(28)	$—	$(5,531)	$83,645

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income (loss) before interest, depreciation and amortization, gain or loss on disposition of assets, pre-opening costs and expenses, loss on modification and early extinguishment of debt, loss from unconsolidated affiliates, other non-operating income and expense and Adjusted EBITDA attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Robert J. Soper

President and Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000